[Form of Indenture]	Exhibit 4.2
CVR ENERGY, INC.
and
WELLS FARGO BANK, N.A.,
as Trustee
INDENTURE
Dated as of [•], 2008
[•]% CONVERTIBLE SENIOR NOTES DUE 2013

Certain Sections of this Indenture relating to Sections 310 through 318(a)
inclusive of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section

§ 310	(a)(1)	9.09
	(a)(2)	9.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	9.09
	(b)	9.08
	(c)	Not Applicable
§ 311	(a)	9.13
	(b)	9.13
	(b)(2)	9.13; 10.03
	(c)	Not Applicable
§ 312	(a)	10.01; 10.02
	(b)	10.02
	(c)	10.02
§ 313	(a)	10.03
	(b)	10.03
	(c)	10.03
	(d)	10.03
§ 314	(a)	10.04
	(a)(4)	1.02; 4.04
	(b)	10.04
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	10.04
	(e)	1.02
	(f)	Not Applicable
§ 315	(a)	9.01; 9.03
	(b)	9.02;10.03
	(c)	9.01
	(d)	7.12; 9.01
	(e)	7.14
§ 316	(a) (last sentence)	1.01
	(a)(1)(A)	7.02,7.12
	(a)(1)(B)	7.13
	(a)(2)	Not Applicable
	(b)	7.08
	(c)	1.04

v

Trust Indenture Act Section		Indenture Section

§ 317	(a)(1)	7.03
	(a)(2)	7.04
	(b)	3.06
§ 318	(a)	1.07

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of [•], 2008 (as amended, supplemented or otherwise modified from time to time, this “Indenture”) between the Company (as defined herein) and Wells Fargo Bank, N.A., a national banking association, as Trustee (herein called the “Trustee”).
Recitals of the Company
     The Company has duly authorized the creation of an issue of its [•]% Convertible Senior Notes due 2013 initially in an aggregate principal amount not to exceed $[•] (or $[•] if the Underwriters exercise their over-allotment option in full, as described in Section 2 of the Underwriting Agreement) (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Initial Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions And Other Provisions Of General Application
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

     (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and
     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.
     “Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.
     “Additional Shares” has the meaning specified in Section 6.03.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Conversion Rate” has the meaning specified in Section 6.01(c).
     “Applicable Procedures” means with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 9.14 to act on behalf of the Trustee to authenticate Securities.
     “Base Conversion Price” means at any time the amount equal to $1,000 divided by the Base Conversion Rate in effect at such time.
     “Base Conversion Rate” per $1,000 principal amount of Securities is initially [•] shares of Common Stock, subject to adjustment as set forth in Sections 6.02 and 6.03.

     “Board of Directors” means either the board of directors of the Company or, other than in the definition of Continuing Directors, any duly authorized committee of the board of directors of the Company.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York City and on which commercial banks are open for business in New York City.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Percentage” means the percentage of the Daily Conversion Value in excess of the Principal Portion that the Company will elect to satisfy (or be deemed to have elected to satisfy) in cash, as specified in a Consideration Notice pursuant to Section 6.01(d) (or zero percent (0%) if no Cash Percentage is specified in a Consideration Notice).
     “Close of Business” means 5:00 p.m. (New York City time).
     “Combination Settlement” means settlement of the Company’s Conversion Obligation by delivering (a) cash for the Principal Portion and (b) for the excess, if any, of the Conversion Obligation above the Principal Portion, a combination of cash and shares of Common Stock (or units of Reference Property) based on the Cash Percentage specified (or deemed to have been specified) in the applicable Consideration Notice.
     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means CVR Energy, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer or General Counsel of the Company.
     “Consideration Notice” has the meaning specified in Section 6.01(d).
     “Continuing Directors” means (i) individuals who on the date hereof constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the date hereof or whose election or nomination for election was previously so approved.
     “Conversion Agent” means the Person authorized by the Company to convert Securities in accordance with Article 6 and to solicit bids for the Trading Price of the Securities in accordance with Section 6.01(a)(i). The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 4.02.
     “Conversion Date” has the meaning specified in Section 6.01(b).
     “Conversion Obligation” means the obligation of the Company to deliver the consideration due under Article 6 upon a conversion of the Securities in accordance herewith.
     “Corporate Trust Office” means the principal office of the Trustee at which at any particular time the trust created by this Indenture shall be administered or the corporate trust office of the Trustee located at 45 Broadway, 14th Floor, New York, NY 10006,Attention: Corporate Trust Services.
     “corporation” means a corporation, limited liability company, association, company, joint-stock company or business trust.
     “Daily Conversion Value” means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, one-thirtieth (1/30th) of the product of (1) the Applicable Conversion Rate and (2) the Daily VWAP of the Common Stock (or, if applicable, the Reference Property into which the Common Stock has been converted) on such VWAP Trading Day. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Daily Settlement Amount,” for each of the 30 VWAP Trading Days during the relevant Observation Period, shall consist of:

     (i) an amount of cash (the “Principal Portion”) equal to the lesser of (x) the quotient of $1,000 and 30 and (y) the Daily Conversion Value for such VWAP Trading Day; plus
     (ii) if such Daily Conversion Value for such VWAP Trading Day exceeds the Principal Portion, either:
•	if the Cash Percentage equals 0%, a number of shares of Common Stock (the “Maximum Deliverable Shares”) equal to (x) the difference between such Daily Conversion Value and the Principal Portion, divided by (y) the Daily VWAP of the Common Stock for such VWAP Trading Day, or

•	if the Cash Percentage is greater than 0%, (A) an amount of cash equal to the product of (x) the Cash Percentage, (y) the Maximum Deliverable Shares and (z) the Daily VWAP of the Common Stock for such VWAP Trading Day, and (B) a number of shares of Common Stock equal to the product of (x) 100% minus the Cash Percentage and (y) the Maximum Deliverable Shares.
     “Daily Share Settlement Rate” means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, (1) the Applicable Conversion Rate for such VWAP Trading Day, divided by (2) 30.
     “Daily VWAP” means, for each of the 30 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CVI.N <Equity> AQR”, or any equivalent successor page, in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or one unit of Reference Property (one “unit” of Reference Property being the kind and amount (in the same proportions) of Reference Property that a holder of one share of Common Stock would receive in connection with a Merger Event) consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 3.13.

     “Depositary” means The Depository Trust Company (“DTC”), a New York corporation, or any successor.
     “Effective Date” means the date on which a Fundamental Change occurs or becomes effective.
     “Escrow Account” means the escrow account provided for under the Pledge and Escrow Agreement.
     “Escrow Agent” means Wells Fargo Bank, N.A., in its capacity as escrow agent under the Pledge and Escrow Agreement, and any successor in interest thereto.
     “Event of Default” has the meaning specified in Section 7.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Extension Fee” has the meaning specified in Section 7.02.
     “First Extension Fee” has the meaning specified in Section 7.02.
     “First Extension Period” has the meaning specified in Section 7.02.
     “First Extension Right” has the meaning specified in Section 7.02.
     “Fundamental Change” will be deemed to have occurred if any of the following occurs:
     (1)(A) any Person other than a Permitted Holder acquires beneficial ownership, directly or indirectly, through a purchase, tender or exchange offer, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors or (B) Permitted Holders when taken together acquire beneficial ownership, directly or indirectly, through a purchase, tender or exchange offer, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling Permitted Holders when taken together to exercise 75% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than, in the case of either clause (A) or (B), any transaction covered by the first bullet under clause (2)(x) below where no Person becomes the direct or indirect beneficial owner of common stock representing 50% or more (or, in the case of Permitted

Holders when taken together, 75% or more) of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person; or
     (2) the Company (a) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, or (b) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Company’s Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any transaction:
(x)	that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock and pursuant to which the holders of the Company’s outstanding Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction; or

(y)	which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
     (3) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (4) the Company is liquidated or dissolved or holders of the Company’s Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or
     (5) if shares of the Company’s Common Stock, or shares of any other common stock into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors);
provided that the definition of “Fundamental Change” shall not include any event under clause (1) or any event specified under clause (2), including, without limitation, the creation of a holding company, in each case, if at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock or equivalent common equity traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ

Global Select Market (or any of their respective successors) (or that will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction or creation of a holding company) and, as a result of such transaction or transactions, the Securities become exchangeable or convertible into such shares of such common stock or equivalent common equity pursuant to Section 6.09.
     For purposes of these provisions, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act.
     “Fundamental Change Expiration Time” has the meaning specified in Section 5.01.
     “Fundamental Change Repurchase Date” has the meaning specified in Section 5.01.
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 5.01.
     “Fundamental Change Repurchase Price” has the meaning specified in Section 5.01.
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 5.01.
     “Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Incremental Share Factor” per $1,000 principal amount of Securities is initially [•] shares of Common Stock, subject to adjustment as set forth in Section 6.02.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Initial Securities” has the meaning specified in the Recitals.

     “Interest Payment Date” means each [•] and [•] of each year, beginning [•], 2009.
     “Irrevocable Net Share Settlement Election” has the meaning specified in Section 6.01(d).
     “Issue Date” with respect to the Initial Securities means the date hereof, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the closing sale price (or if no closing sale price is reported the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask price) for the Common Stock on the relevant date as reported by the OTC Bulletin Board of, if not so reported, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Underwriters, selected by the Company for this purpose. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Make-Whole Fundamental Change” means any transaction or event that occurs on or prior to [•], 2013 and that constitutes a Fundamental Change pursuant to clauses (1), (2) or (5) under the definition thereof.
     “Make-Whole Reference Date” shall have the meaning in Section 6.03.
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided,

whether at the Stated Maturity or by declaration of acceleration, required repurchase or otherwise.
     “Maturity Date” means [•], 2013.
     “Measurement Period” has the meaning specified in Section 6.01(a).
     “Merger Event” has the meaning specified in Section 6.09.
     “Notice of Conversion” has the meaning specified in Section 6.01.
     “Observation Period” with respect to any Security means (i) with respect to any Conversion Date occurring on or after the 35th Scheduled Trading Day prior to the Maturity Date, the 30 consecutive VWAP Trading Day period beginning on, and including, the 32nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day) and (ii) in all other instances, the 30 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the Conversion Date.
     “Officer” means, with respect to the Company or any other obligor on the Securities, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary.
     “Officer’s Certificate” means a certificate signed by the Chief Executive Officer, Chief Operating Officer, Chief Accounting Officer, Chief Financial Officer or General Counsel of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent for the Holders of such Securities; and
     (iii) Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent. The Trustee shall initially act as Paying Agent.
     “Permitted Holder” means any of (1) Coffeyville Acquisition II LLC, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co., KG and GS Capital Partners V Institutional, L.P. and any investment fund or vehicle that is an affiliate of, and wholly managed or sponsored by, any of the foregoing, (2) Coffeyville Acquisition LLC, Kelso & Company, L.P., Kelso Investment Associates VII, L.P., KEP Fertilizer, LLC, Kelso GP VII, LLC, Kelso GP VII, L.P. and any investment fund or vehicle that is an affiliate of, and wholly managed or sponsored by, any of the foregoing, (3) Coffeyville Acquisition III LLC and CVR GP, LLC and (4) members of senior management of CVR Energy, Inc., their family members, and trusts for any of their benefit.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of [•], 2008, among the Company, the Trustee and the Escrow Agent, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security;

and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Principal Portion” has the meaning specified in the definition of Daily Settlement Amount.
     “Reference Property” has the meaning specified in Section 6.09(b).
     “Regular Record Date” for the interest payable on any Interest Payment Date means the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Reporting Default” has the meaning specified in Section 7.02.
     “Reporting Default Date” has the meaning specified in Section 7.02.
     “Responsible Officer,” when used with respect to the Trustee, means any vice president, any trust officer, any assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer who shall have direct responsibility for the administration of this Indenture.
     “Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Second Extension Fee” has the meaning specified in Section 7.02.
     “Second Extension Period” has the meaning specified in Section 7.02.
     “Second Extension Right” has the meaning specified in Section 7.02.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and

Additional Securities shall be treated as a single class for all purposes under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.
     “Significant Subsidiary” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X as promulgated by the SEC as such Regulation is in effect on the date hereof.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.13.
     “Spin-Off” has the meaning specified in Section 6.02(c).
     “Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.
     “Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Base Conversion Rate as set forth in Article 6, which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights) in connection with such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day preceding the date on which such Fundamental Change occurs or becomes effective.
     “Subsidiary” means a corporation, limited liability company or partnership more than 50% of the outstanding voting stock or ownership interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

     “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Company or the Conversion Agent for $2,000,000 in principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company (which may include any or all of the Underwriters); provided that, if three such bids cannot reasonably be obtained, but two such bids are obtained from an independent nationally recognized securities dealer on a date of determination, then the average of the two bids will be used, and if only one such bid is obtained, that one bid will be used. If at least one bid for $2,000,000 in principal amount of the Securities cannot reasonably be obtained, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 in principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Trading Price Conversion Rate for such date of determination. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Trading Price Conversion Rate” has the meaning specified in Section 6.01(a).
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Underwriters” means the several underwriters named in Schedule I to the Underwriting Agreement.
     “Underwriting Agreement” means the underwriting agreement, dated [•], 2008, among the Company and the Underwriters, relating to the initial purchase and sale of the Initial Securities.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the

Common Stock for an aggregate period of one half-hour or more of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts related to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange or market, then, “VWAP Trading Day” shall mean a Business Day.
     Section 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (212) 515-1589 or such other telephone number specified by the Trustee, provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if (i) in writing and mailed, first-class postage prepaid, to the Company addressed to it at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary, or (ii) by facsimile transmission to (913) 981-0000 or such other telephone number specified by the Company, provided that oral confirmation of receipt shall have been received, or (iii) by such other means reasonably acceptable to the Company.
     Section 1.06. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by any Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act, have the meanings so assigned to them therein. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Securities.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company and any successor or other obligor on the indenture securities.
     Section 1.08. Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.09. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.10. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements in this Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.
     Section 1.11. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13. Governing Law; Waiver of Jury Trial.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 1.14. Legal Holidays.
     In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day (or, with respect to a Fundamental Change Repurchase Date, promptly following the later of (i) such next succeeding Business Day and (ii) the time of book entry transfer or the delivery of the Securities as set forth in Section 5.01) with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date, the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.
     Section 1.15. Indenture and Securities Solely Corporate Obligations.
     None of the Company’s past, present or future directors, officers, employees, incorporators, stockholders or partners, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability.
     This waiver and release is part of the consideration for the issuance of the Securities.
     Section 1.16. Indenture May Be Executed in Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 1.17. Acceptance of Trust.
     Wells Fargo Bank, N.A., the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.
     Section 1.18. Calculations in Respect of Securities.
     Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Securities or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, accrued interest payable on the Securities and the Base Conversion Rate, the Applicable Conversion Rate and the Trading Price Conversion Rate on the Securities. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.
     Section 1.19. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE 2
Security Forms
     Section 2.01. Forms Generally.
     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or any depositary therefore or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution of the Securities.
     Notices of Conversion shall be in substantially the form set forth in Section 2.05.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officer executing such Securities, as evidenced by his or her execution of such Securities.

     Section 2.02. Form of Face of Security.
CVR Energy, Inc.
[•] % Convertible Senior Note due 2013
No.                                                  $
CUSIP No. [•]
ISIN No. [•]
     CVR Energy, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     Dollars [set forth on the Principal Schedule attached to this Security]1 on [•], 2013, and to pay interest thereon from [•], 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on [•] and [•] in each year, commencing [•], 2009, at the rate of [•] % per annum, until the principal hereof is paid or made available for payment. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten calendar days prior to such Special Record Date (or such lesser period that is acceptable to the Trustee), or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Paying Agent, or otherwise in accordance with Applicable Procedures. Interest and any applicable Extension Fee on definitive Securities will be payable (i) to

[1]	Use bracketed language for Global Security.

each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Security Registrar not later than the relevant Regular Record Date or Special Record Date, as the case may be, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary, or otherwise in accordance with Applicable Procedures.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CVR ENERGY, INC.

By:

Name:

Title:

     Section 2.03. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the Company designated as its [•] % Convertible Senior Notes due 2013 (herein called the “Initial Securities”), initially in an aggregate principal amount not to exceed $ [•] (or $ [•] if the Underwriters exercise their over-allotment option in full, as described in Section 2 of the Underwriting Agreement) issued and to be issued under an Indenture, dated as of [•], 2008 (herein called the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue Additional Securities having the same terms and ranking equally and ratably with the Initial Securities, subject to Section 3.04 of the Indenture.

     In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day, then payment of principal, interest or delivery for conversion of such Security need not be made on or by such date but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof on the terms set forth in Article 5 of the Indenture.
     Subject to and upon compliance with the provisions of the Indenture (including, without limitation, the conditions of conversion set forth in Article 6), the Holder of this Security is entitled, at his or her option, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, in accordance with the Indenture, at the Applicable Conversion Rate specified in the Indenture. As provided in Section 6.01(c) of the Indenture, the Applicable Conversion Rate will be equal to the Base Conversion Rate (subject to adjustment pursuant to Section 6.02 and Section 6.03 of the Indenture) plus an additional number of shares of Common Stock if the Daily VWAP of the Common Stock for any VWAP Trading Day during the relevant Observation Period is greater than the Base Conversion Price. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, by reference to the kind and amount of cash, securities and other property or assets that holders of Common Stock would have been entitled to receive in connection with such consolidations or mergers.
     No sinking fund is provided for the Securities and the Securities are not subject to redemption or retirement at the option of the Company.
     In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this

Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
PRINCIPAL SCHEDULE2
CVR ENERGY, INC.
[•] % Convertible Senior Notes due 2013
No.
     The initial principal amount of this Global Security is $                    . The following decreases or increases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this
	principal amount of this	principal amount of this	Global Security following
Date of decrease or increase	Global Security	Global Security	such increase or decrease

     Section 2.04. Form of Legend for Global Securities.
     Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH

[2]	To be attached to Global Security.

DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     Section 2.05. Form of Notice of Conversion.
Conversion notices shall be in substantially the following form:
NOTICE OF CONVERSION
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, and directs that the settlement amount to be paid by the Company and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If such settlement amount or such Securities are to be delivered to or registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     Dated:                      Signature(s):
     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:
(Name)
(Address)
Social Security or other
Identification Number, if any
If only a portion of the Securities are to be converted, please indicate:
1.	Principal amount to be converted: U.S. $

2.	Principal amount and denomination of Securities representing unconverted principal amount to be issued:
Amount: U.S. $                      Denominations: U.S. $

     (U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)
     Section 2.06. Form of Assignment.
ASSIGNMENT
     For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
     Dated:                      Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranteed
NOTICE: To be executed by an executive officer.
     Section 2.07. Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Signatory

     Section 2.08. Form of Fundamental Change Repurchase Notice.
To: Wells Fargo Bank, N.A., as Paying Agent
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from CVR Energy, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company, pursuant to the applicable provisions of the Security and the Indenture, to pay, or cause the Paying Agent to pay, an amount in cash equal to 100% of the entire principal amount, or the portion (thereof which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.
     Dated:
     Signature
     Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):
     Certificate number of Security to be purchased (if certificated):
     Remaining principal amount following such repurchase:

By:
Authorized Signatory
ARTICLE 3
The Securities
     Section 3.01. Title and Terms; Principal and Interest.
     The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $[•] and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 12.06 or Section 6.01.
     The Initial Securities and the Additional Securities, if any, shall be known and designated as the “[•] % Convertible Senior Notes due 2013” of the Company.
     The Securities shall mature on [•], 2013.
     The Securities shall bear interest at the rate of [•] % per annum, from [•], 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on [•] and [•], commencing [•], 2009, until the principal thereof is paid or made available for payment.
     Principal of, interest on and any applicable Extension Fee on Global Securities shall be payable to the Depositary in immediately available funds.

     Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Paying Agent at the Corporate Trust Office, or otherwise in accordance with Applicable Procedures. Interest and any applicable Extension Fee on definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Security Registrar not later than the relevant Regular Record Date or Special Record Date, as the case may be, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary, or otherwise in accordance with Applicable Procedures.
     The Securities shall be convertible as provided in Article 6.
     Section 3.02. Denominations.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Section 3.03. Global Securities; Non-Global Securities; Book-entry Provisions.
     The Securities may be issued in global or non-global (definitive) form as provided in this Indenture.
     (a) Global Securities.
     (i) Each Global Security authenticated under this Indenture shall be registered in the name of, and delivered to, Cede & Co., as nominee of the Depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (ii) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In the event set forth in clause (A) above, if a successor Depositary for such Global Security is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.
     (iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).
     (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with subsection (b) of this Section 3.03.
     (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the

Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.
     (b) Non-Global Securities. Securities issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     Section 3.04. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by one of its Officers. The signature of any of these Officers on the Securities may be manual, facsimile or pdf.
     Securities bearing the manual, facsimile or pdf signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Company may, subject applicable law, issue Additional Securities under this Indenture pursuant to a supplement hereto; provided, that (i) such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes, and (ii) the

Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance. All Securities issued under this Indenture shall (x) rank equally and ratably with the Initial Securities, (y) have the same CUSIP number and terms (except for payment of interest accruing prior to the date of original issuance of such Additional Securities) as the Initial Securities, and (z) be consolidated and form a single series with the Initial Securities for all purposes under this Indenture.
     Section 3.05. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as evidenced by his or her execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 3.06. Registrar, Registration of Transfer and Exchange; Paying Agent.
     (a) Registrar. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. Such Security Register shall distinguish between Initial Securities and Additional Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, and of a like aggregate principal amount, each such Security bearing such restrictive legends as may be required by this Indenture.
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05, Section 12.06 or Section 6.01 not involving any transfer.
     (b) Paying Agent. The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article 4 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.07.

     The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.
     (d) Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of, or interest or any Extension Fee, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest or Extension Fee when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or interest or Extension Fee on, the Securities and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 3.06, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
     (e) Custodian. The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.
     Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest.
     In the case of Securities represented by a Global Security registered in the name of or held by a Depositary or its nominee, payment of principal, premium, if any, and interest, if any, will be made to the Depositary or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Subject to the provisions of Article 6 hereof, a Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. Holders of Securities at

5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the next Scheduled Trading Day following the corresponding Interest Payment Date, (ii) to the extent of any overdue interest existing at the time of conversion of such Security, or (iii) for conversions with a Conversion Date after the Regular Record Date immediately preceding the Maturity Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the Conversion Date and delivery of the settlement amount to be paid by the Company, pursuant to Article 6 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest, if any, to, but not including, the related Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.
     Section 3.09. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.08) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     In the case of a Global Security, so long as the Depositary for such Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.03, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.

     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or (b) impair, as between a Depositary and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.
     Section 3.10. Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures.
     Section 3.11. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 3.12. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.13. Special Record Date.
     Any interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsections (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, in each case, a lesser period shall be acceptable to the Trustee). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Security Register, or by such other means reasonably acceptable to such Holders (or such lesser period that is acceptable to the Trustee), not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).
     (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
Covenants
     Section 4.01. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     Section 4.02. Maintenance of Office or Agency.
     The Company will maintain an office or agency (which shall be initially the Trustee’s Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Money for Security Payments to Be Held in Trust.
     Whenever the Company shall have one or more Paying Agents, it shall prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any Default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 4.04. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, the signer of which shall be the principal executive officer, principal accounting officer or principal financial officer of the Company, stating whether or not to the knowledge of the signer thereof there occurred, at any time during the prior fiscal year, a Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if such Default occurred, specifying all such Defaults and the nature and status thereof of which he or she may have knowledge.
     In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, the status of those events and what action the Company is taking or proposes to take in respect thereof.
     Section 4.05. Existence.
     Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 4.06. Maintenance of Properties.
     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.
     Section 4.07. Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 4.08. Pledge and Escrow Agreement.
     The Company shall enter into and maintain the Pledge and Escrow Agreement in full force and effect prior to its expiration in accordance with its terms, shall comply with the terms thereof and shall not amend the Pledge and Escrow Agreement in any manner adverse to the Holders of the Securities without the consent of each such Holder affected thereby. If the Company issues Additional Securities in accordance with this Indenture, it shall enter into an additional pledge and escrow agreement, on substantially the same terms as the Pledge and Escrow Agreement, providing for the payment of interest in respect of the Additional Securities from the Issue Date of such Additional Securities through the sixth Interest Payment Date in respect of the Initial Securities.

ARTICLE 5
Repurchase At Option Of The Holder
     Section 5.01. Repurchase at the Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is equal to or an integral multiple of $1,000 in principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 calendar days and not more than 35 calendar days (or a longer period if required by law) after the date of the Fundamental Change Repurchase Right Notice at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record as of the Close of Business on the corresponding Regular Record Date.
     Repurchases of Securities under this Section 5.01 shall be made, at the option of the Holder thereof, upon:
     (i) if the Securities are held in certificated form, delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and
     (ii) delivery (or book-entry transfer in compliance with the Applicable Procedures) of the Securities to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Fundamental Change Expiration Time (together with all necessary endorsements for transfer) to the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 5.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:

     (A) if certificated, the certificate numbers of Securities to be delivered for repurchase;
     (B) the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 5.01.
     Any Security that is to be repurchased only in part shall be surrendered to the Paying Agent (with, if the Company or the Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Paying Agent duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the tenth calendar day following the occurrence of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right, if any, under this Section 5.01 at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York City or publish the information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
     (i) the events causing the Fundamental Change;

     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise its repurchase rights under this Section 5.01, if applicable;
     (iv) the Fundamental Change Repurchase Price, if applicable;
     (v) the Fundamental Change Repurchase Date, if applicable;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the Base Conversion Rate and any adjustments to the Base Conversion Rate, including any Additional Shares, if applicable, and the Applicable Conversion Rate;
     (viii) that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures the Holder must follow to require the Company to repurchase its Securities under this Section 5.01, if applicable.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 5.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Fundamental Change Expiration Time, specifying:
     (i) the principal amount of the withdrawn Securities;
     (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and
     (iii) the principal amount, if any, of such Securities that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Securities are not in certificated form, the notice must comply with the Applicable Procedures.

     (d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Paying Agent, payment for Securities properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 5.01), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 5.01 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register; provided, however, that all payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Paying Agent holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Securities shall cease to be outstanding, (ii) interest, if any, shall cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities shall terminate, in each case, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or transfer of the Securities.
     (f) No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to such date.
     (g) In connection with any repurchase upon the occurrence of a Fundamental Change, to the extent required by applicable law, the Company shall:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (ii) otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Securities by the Company at the option of such Holder.

     (h) The Company will not be required to repurchase the Securities at the option of Holders in connection with a Fundamental Change if a third party makes an offer to repurchase the Securities in connection with a Fundamental Change in the manner, at the times and otherwise in compliance with the requirements set forth in this Article 5 and purchases all Securities validly tendered and not withdrawn under such offer.
ARTICLE 6
Conversion Of Securities
     Section 6.01. Conversion of Securities.
     (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 6, a Holder may convert its Securities at the Applicable Conversion Rate, (i) prior to the Close of Business on the Scheduled Trading Day immediately preceding [•], 2013, when any of the conditions specified below are met and during the related specified period, and (ii) on or after [•], 2013, at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Stated Maturity. Whenever the Securities shall become convertible upon one or more of the conditions stated in subsections (i), (ii) or (iii)(A) below, the Company or, at the Company’s written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 1.06. Whenever the Securities shall become convertible upon one or more of the conditions stated in subsections (iii)(B) or (iii)(C) below, notice of the event triggering such convertibility shall be given in accordance with the provisions of Section 5.01(a) and Section 5.01(b). Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The cash payable, and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 6.01(c).
     (i) Conversion Upon Satisfaction of Trading Price Condition. A Holder may surrender its Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) during which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 6.01(a)(i), for each day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Trading Price Conversion Rate, as determined by the Company (or the Conversion Agent, at the Company’s Request). In connection with any conversion in accordance with this Section 6.01(a)(i), the Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing; and the Company shall have no obligation to determine the Trading Price of the Securities unless a Holder provides the Company with written notice which includes reasonable evidence that the Trading Price per $1,000 principal amount of

Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Trading Price Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Trading Price Conversion Rate. If the Company does not, when obligated to do so, make a request to the Conversion Agent to determine the Trading Price per $1,000 principal amount of Securities, or if the Company makes such request to the Conversion Agent and the Conversion Agent does not make such determination, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Trading Price Conversion Rate for such day. If the Trading Price condition set forth in this Section 6.01(a)(i) has been met, the Company shall so notify the Trustee and the Holders. If, at any time after the Trading Price condition set forth in this Section 6.01(a)(i) has been met, the Trading Price per $1,000 principal amount of the applicable Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Trading Price Conversion Rate for such date, the Company shall so notify the Trustee and the Holders.
     For purposes of determining whether the Trading Price condition described this Section 6.01(a)(i) has been satisfied, the “Trading Price Conversion Rate” on any day shall be (A) if the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding such day is less than or equal to the Base Conversion Price, the Base Conversion Rate, or (B) if such Last Reported Sale Price of Common Stock is greater than the Base Conversion Price, the Base Conversion Rate plus a number of shares of Common Stock equal to the product of (a) the Incremental Share Factor and (b) (1) the difference between such Last Reported Sale Price and the Base Conversion Price divided by (2) such Last Reported Sale Price.
     (ii) Conversion Based on Common Stock Price. A Holder may surrender its Securities for conversion during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending September 30, 2008, if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the Base Conversion Price in effect for the Securities on such last Trading Day. If the condition set forth in this Section 6.01(a)(ii) has been met, the Company shall promptly so notify the Trustee and the Holders.

     (iii) Conversion Upon Specified Corporate Events.
     (A) If the Company elects to (1) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period of not more than 45 days after the date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of a share of Common Stock for the ten consecutive Trading Day Period ending on and including the Trading Day immediately preceding the declaration date for such distribution, or (2) distribute to all or substantially all holders of Common Stock the Company’s assets (including cash), debt securities or certain rights to purchase the Company’s securities (excluding distributions described in Sections 6.02(a) and 6.02(b) and other than pursuant to a stockholders’ rights plan) which distribution has a per share fair market value, as determined by the Board of Directors, exceeding 15% of the average of the Last Reported Sale Prices of the Common Stock on the five consecutive Trading Days immediately preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders, in the manner provided in Section 1.06, and the Trustee, in the manner provided in Section 1.05, at least 35 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Date for such distribution or (ii) the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time pursuant to the terms of this Indenture.
     (B) If the Company is party to an event constituting a Fundamental Change, the Company shall notify (i) Holders, in the manner provided in Section 1.06 and (ii) the Trustee, in the manner provided in Section 1.05, of any such event no later than the Effective Date of such event. Once the Company has given such notice, Holders may surrender Securities for conversion at any time from the Effective Date of such event until the later of (i) the Fundamental Change Repurchase Date corresponding to such event and (ii) 35 Scheduled Trading Days following the Effective Date of such event.
     (C) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not also constitute a Fundamental Change, Holders will have the right to convert their Securities. In such event, Holders may surrender Securities for conversion at any time beginning 35 Scheduled Trading Days prior to the anticipated effective date for such transaction and ending on the 35th Scheduled Trading Day after the actual effective date of such transaction. The Company shall use its reasonable best efforts to notify Holders, in the manner provided in Section 1.06 and the Trustee, in the manner provided in Section 1.05, at least 35 Scheduled Trading Days prior to the anticipated effective date for such transaction, and in any event will give such notice no later than the actual effective date of any such transaction. Notwithstanding the foregoing, the Securities will not become convertible by reason of a merger, consolidation or other transaction effected with any of the Company’s direct or indirect Subsidiaries solely for the purpose of changing the Company’s state of incorporation.
     Holders shall not have the right to convert their Securities pursuant to this Section 6.01(a)(iii) if in connection with the distribution described in this Section 6.01(a)(iii) that gives rise to a right to convert their Securities, such Holders are entitled to participate (as a result of holding their Securities, and at the same time as holders of Common Stock participate) in any such transaction as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution, multiplied by the principal amount of Securities held by such Holders divided by $1,000, without having to convert their Securities.
     (b) Conversion Procedures. The following procedures shall apply to the conversion of Securities:
     (i) In respect of a definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security (the “Notice of Conversion”), or facsimile of such Notice of Conversion; (B) deliver such Notice of Conversion, which is irrevocable, and the Security to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 6.06 below, pay all transfer or similar taxes; and (D) if required pursuant to Section 3.08 above, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.
     (ii) In respect of a beneficial interest in a Global Security, a beneficial owner must comply with Depositary’s procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 3.08 above, pay funds equal to interest payable on the next Interest Payment Date to which such beneficial owner is not entitled, and if required, taxes or duties, if any.
The date a Holder complies with the foregoing requirements is the “Conversion Date” hereunder.

     No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 5.01.
     If a Holder converts more than one Security at the same time, the cash and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.
     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.
     (c) Payment Upon Conversion. Upon any conversion of any Security, the Company shall satisfy the Conversion Obligation by delivering to converting Holders, as applicable:
     (i) if the Company elects to settle any conversion entirely in shares of Common Stock, the Company will deliver a number of shares of Common Stock to the Holder of the Securities on the third Business Day immediately following the last day of the related Observation Period equal to (1) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (2) the sum of the Daily Share Settlement Rates for each of the 30 VWAP Trading Days during the related Observation Period;
     (ii) if the Company elects (or is deemed to elect) Combination Settlement or has made the Irrevocable Net Share Settlement Election, the Company shall settle each $1,000 in aggregate principal amount of Securities being converted by delivering, on the third Business Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 30 VWAP Trading Days during the related Observation Period; or
     (iii) if the Company elects to settle any conversion entirely in cash, the Company shall settle each $1,000 in aggregate principal amount of Securities being converted by delivering, on the third Business Day immediately following the last day of the related Observation Period, an amount of cash equal to the sum of the Daily Conversion Values for each of the 30 VWAP Trading Days during the related Observation Period,
     For purposes of calculation of the Daily Conversion Value or the Daily Share Settlement Rate, as applicable, the “Applicable Conversion Rate” for the relevant VWAP Trading Day shall be:

     (A) if the Daily VWAP of the Common Stock on such date is less than or equal to the Base Conversion Price, the Applicable Conversion Rate for such date will be equal to the Base Conversion Rate; and
     (B) if the Daily VWAP of the Common Stock on such date is greater than the Base Conversion Price, the Applicable Conversion Rate for such date will be equal to the following:
     In no event, however, shall the Applicable Conversion Rate per $1,000 principal amount of Securities to be converted for any date exceed [●] shares of Common Stock, subject to adjustment in the same manner as the Base Conversion Rate pursuant to Section 6.02.
     The applicable settlement method for any particular conversion of Securities (pursuant to subsection (i), (ii) or (iii) above) shall be determined pursuant to Section 6.01(d).
     (d) Irrevocable Net Share Settlement Election. At any time on or prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Company may elect to settle conversions in respect of the Conversion Obligation pursuant to subsection (i), (ii) or (iii) of Section 6.01(c) (or, if the Company has made the Irrevocable Net Share Settlement Election on or prior to the applicable Conversion Date, subsection (ii) or (iii) of Section 6.01(c)) by providing notice (a “Consideration Notice”) to the converting Holders through the Trustee (by requesting in writing that the Trustee provide the Consideration Notice) of the applicable settlement method no later than the Business Day immediately following the related Conversion Date. If the Consideration Notice designates settlement pursuant to subsection (ii) of Section 6.01(c), it may specify the Cash Percentage; provided that if the Company does not specify the Cash Percentage, the Cash Percentage shall be deemed to be zero percent (0%). If the Company does not provide a Consideration Notice in respect of a conversion and has made the Irrevocable Net Share Settlement Election on or prior to such Business Day, conversion of the applicable Securities shall be settled pursuant to subsection (ii) of Section 6.01(c) and the Cash Percentage shall be deemed to be zero percent (0%).
     At any time on or prior to the 35th Scheduled Trading Day prior to the Maturity Date, the Company may deliver an irrevocable notice to the Holders electing to settle all conversions of the Securities from the date of such notice pursuant to either subsection (ii) or (iii) of Section 6.01(c) (the “Irrevocable Net Share Settlement Election”). Upon making the Irrevocable Net Share Settlement Election, settlement pursuant to subsection (i) of Section 6.01(c) is no longer permitted. Upon making the Irrevocable Net Share Settlement Election, the Company shall promptly (x) issue a press release and post such information on its website or otherwise publicly disclose such information and (y) provide written notice to Holders in the manner contemplated by this Indenture, including through the facilities of the Depositary. If the Company has made the Irrevocable Net Share Settlement Election and elected to settle all conversions pursuant to subsection (ii) of Section 6.01(c), the Company shall provide notice to the converting Holders through the Trustee, no later than the Business Day immediately following the related Conversion Date, of the Cash Percentage with respect to such conversion, which if not specified shall be deemed to be zero percent (0%) for all conversions after the Company makes the Irrevocable Net Share Settlement Election.
     The Company will settle all conversions by Holders converting on the same Trading Day in the same manner. However, the Company will have no obligation to settle Conversion Obligations arising on different Trading Days in the same manner, except (i) for all conversions that occur on or after the 35th Scheduled Trading Day prior to the Maturity Date and (ii) where the Company has made the Irrevocable Net Share Settlement Election, in which case all conversions that occur on or after the date of such Irrevocable Net Share Settlement Election shall be settled in the same manner.
     (e) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the fractional amount by the Daily VWAP of a full share of Common Stock on the last VWAP Trading Day of the related Observation Period and rounding the product to the nearest whole cent. The Company shall determine the number of fractional shares for which cash shall be delivered by aggregating (i) all Securities a Holder surrenders for conversion and (ii) fractional shares included in the Daily Settlement Amounts over the entire related Observation Period rather than delivering cash in lieu of fractional shares for (x) each individual Security of such Holder surrendered for conversion or (y) each day of the related Observation Period.
     (f) Distribution of Dividends. Holders who elect to convert their Securities will not be entitled to receive any dividends payable to holders of shares of Common Stock as of any record time or date applicable to the Common Stock before the last VWAP Trading Day of the applicable Observation Period.

     Section 6.02. Adjustments to Base Conversion Rate and Incremental Share Factor.
     The Base Conversion Rate shall be adjusted from time to time by the Company as set forth in this Section 6.02 and in Section 6.03. For purposes of this Section 6.02, each adjustment event that applies to the Base Conversion Rate shall also be applied, mutatis mutandis, to the Incremental Share Factor and all other references to Base Conversion Rate shall be deemed to refer to the Incremental Share Factor.
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Base Conversion Rate in effect as of the Close of Business on the day immediately preceding the Ex-Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;

CR’	=	the Base Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex- Date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and

OS’	=	the number of shares of Common Stock that would be outstanding as of the opening of business on the Ex-Date for such dividend or distribution immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.
Any adjustment made pursuant to this subsection (a) shall become effective on the date immediately following (x) the Ex-Date for such dividend or other distribution or (y) the effective date of such split or combination, as applicable. If any dividend or distribution of the type described in this subsection (a) is declared but not so paid or made, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would be in effect if such dividend or distribution had not been declared.

     (b) If the Company distributes to all or substantially all holders of its Common Stock any rights or warrants (other than rights issued pursuant to a stockholders’ rights plan) entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten Trading Days ending on and including the Trading Day immediately preceding the Ex-Date for such distribution, the Base Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Base Conversion Rate in effect as of the Close of Business on the day immediately preceding the Ex- Date for such distribution;

CR’	=	the Base Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution.
For purposes of this subsection (b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof. If any such rights or warrants described in this subsection (b) are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would have been in effect if such right or warrant had not been issued.
     (c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:
     (i) dividends or distributions referred to in subsection (a) or (b) above;
     (ii) dividends or distributions paid exclusively in cash referred to in subsection (d) below; and
     (iii) Spin-Offs described below in this subsection (c);
then the Base Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Base Conversion Rate in effect immediately after the Close of Business on the day immediately preceding the Ex-Date for such distribution;

CR’	=	the Base Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as determined in good faith by the Board of Directors or a committee thereof of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.
With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock or in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business units of the Company (a “Spin-Off”), the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following the effective date of such Spin-Off will be increased based on the following formula:
where,

CR0	=	the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following the effective date of the Spin-Off;

CR’	=	the Base Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period beginning on and including the Trading Day immediately following the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period beginning on and including the Trading Day immediately following the effective date of the Spin-Off.
The adjustment pursuant to this subsection (c) shall occur at the Close of Business on the tenth Trading Day from the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days beginning on the Trading Day immediately following the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Base Conversion Rate.
     If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     The adjustment in this subsection (c) does not apply to any distributions to the extent that the right to convert Securities has been changed into the right to convert into Reference Property pursuant to Section 6.09(b).

     (d) If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, the Base Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Base Conversion Rate in effect as of the Close of Business on the day immediately preceding the Ex-Date for such dividend or distribution;

CR’	=	the Base Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of Common Stock during the ten Trading Day period ending on and including the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
     Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution. If any such dividend or distribution described in this subsection (d) is declared but not paid or made, the Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     The adjustment in this subsection (d) does not apply to any distributions to the extent that the right to convert Securities has been changed into the right to convert into Reference Property in respect of such distributions pursuant to Section 6.09(b).
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value (which will be determined by the Board of Directors or a committee thereof) of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate will be increased based on the following formula:

     where,

CR0	=	the Base Conversion Rate in effect on the date such tender or exchange offer expires;

CR’	=	the Base Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration as determined by the Board of Directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Base Conversion Rate under this subsection (e) shall occur at the Close of Business on the tenth Trading Day from the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within ten Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this subsection (e) with respect to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Base Conversion Rate. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Conversion Date that would have been in effect based upon the number of shares actually purchased.
     (f) If the effective date for any adjustment event occurs during an Observation Period for any Securities, then the Company will make proportional adjustments to the Base Conversion Rate for each VWAP Trading Day during the portion of such Observation Period preceding the effective date of such adjustment event.

     (g) Notwithstanding the foregoing provisions of this Section 6.02, (i) no adjustment shall be made hereunder for any transaction described herein if the Holders will otherwise participate in such transaction as a result of holding their Securities and at the same time as holders of the Common Stock participate, without conversion of such Holders’ Securities as if such Holders held a number of shares of Common Stock equal to (x) the Applicable Conversion Rate multiplied by the principal amount of Securities held by such Holders (y) divided by $1,000, provided that this exception will not apply to any adjustment made pursuant to Section 6.03, and (ii) no adjustment shall be made hereunder if the application of any of the foregoing formulas would result in a decline in the Base Conversion Rate (other than as a result of a share combination pursuant to subsection(a) of this Section 6.02), unless such application is a result of a readjustment to the Base Conversion Rate specifically contemplated by this Indenture.
     (h) In addition to any increases to the Base Conversion Rate required by subsections (a), (b), (c), (d), and (e) of this Section 6.02, and to the extent permitted by applicable law and the rules of The New York Stock Exchange or any securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Base Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. If the Company increases the Base Conversion Rate pursuant to this subsection (h), the determination shall be conclusive and the Company shall mail to the Holder of each Security at his last address appearing on the register provided for in Section 10.01 and the Trustee a notice of the increase at least 15 calendar days prior to the date the increased Base Conversion Rate takes effect, and such notice shall state the increased Base Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Base Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.
     (i) Except as set forth in this Section 6.02 or Section 6.03, no adjustment to the Base Conversion Rate will be made. Without limiting the foregoing, the Base Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire such shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;

     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in subsection (ii) above and outstanding as of the Issue Date of the Initial Securities;
     (iv) upon the issuance of any shares of Common Stock pursuant to the Common Stock offering being made concurrently with the offering of the Initial Securities (including upon the initial issuance and subsequent issuance of shares of Common Stock if the Underwriters exercise their option to purchase additional shares thereunder);
     (v) for a change in the par value (or a change to no par value) of the Common Stock;
     (vi) for accumulated and unpaid dividends (except as provided in Section 6.02(d)); or
     (vii) for accrued and unpaid interest.
     In addition, except as provided in this Section 6.02, the Base Conversion Rate will not be adjusted for the issuance or acquisition of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or carrying the right to purchase any of the foregoing.
     (j) All calculations under this Section 6.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (k) For purposes of this Section 6.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 6.02.
     (l) Whenever any provision of this Article 6 requires a calculation of the Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment or multiple simultaneous adjustments to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such prices are to be calculated.

     (m) Notwithstanding the foregoing, no adjustment to the Base Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Base Conversion Rate that the Company elects not to make and take them into account upon the earliest of (i) any conversion of Securities, (ii) each anniversary of the date of issuance of the Securities, (iii) each VWAP Trading Day during the period beginning on, and including, the 32nd Scheduled Trading Day prior to the Maturity Date and (iv) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Base Conversion Rate by at least 1%.
     Section 6.03. Adjustment Upon Make-Whole Fundamental Change.
     (a) If a Make-Whole Fundamental Change occurs, the Company shall notify each of the Holders and the Trustee of the Effective Date of the Make-Whole Fundamental Change, and issue a press release, on the Effective Date of such transaction.
     (b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, the Base Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date of such Make-Whole Fundamental Change and prior to the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.
     (i) The number of Additional Shares by which the Base Conversion Rate will be increased for conversions in connection with a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the earliest of the date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Make-Whole Reference Date”) and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Reference Dates, as applicable, based on a 365-day year; provided further that if (A) the Stock Price is greater than [•] per share of Common Stock (subject to adjustment in the same manner as set forth in Section 6.02), no Additional Shares shall be added to the Base Conversion Rate, and (B) the Stock Price is less than [•] per share of Common Stock (subject to adjustment in the same manner as set forth in Section 6.02), no Additional Shares shall be added to the Base Conversion Rate.

     (ii) The Stock Prices set forth in the first column of the table in Schedule A hereto (i.e., the row headers) shall be adjusted by the Company as of any date on which the Base Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Base Conversion Rate as set forth in Section 6.02.
     Section 6.04. Notice of Adjustments of Base Conversion Rate and Incremental Share Factor.
     Whenever the Base Conversion Rate and the Incremental Share Factor are adjusted as herein provided:
     (a) the Company shall compute the adjustments to the Base Conversion Rate and the Incremental Share Factor in accordance with Section 6.02 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjustments to the Base Conversion Rate and the Incremental Share Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Base Conversion Rate and the Incremental Share Factor have been adjusted and setting forth the adjustments to the Base Conversion Rate and the Incremental Share Factor shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 1.06.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.
     Section 6.05. Company to Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

     Section 6.06. Taxes on Conversions.
     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 6.07. Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Applicable Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such Applicable Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.
     Section 6.08. Cancellation of Converted Securities.
     All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 6.09. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.
     In the event of (i) any reclassification of the Company’s Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person (other than a change in par value, or from par value to no par value, or from no par value to par value) or (iii) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock would be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iii) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 12.01(b) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     In the event a supplemental indenture is executed pursuant to this Section 6.09, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.
     (b) Notwithstanding, and subject to the provisions of Section 6.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities or other property or assets that a holder of Common Stock would be entitled to receive (the “Reference Property”) based on the Daily Conversion Values of the Reference Property during the Observation Period relating to such conversion and the Base Conversion Rate and Incremental Share Factor in effect immediately prior to the Merger Event, subject to the Company’s right to elect to settle conversions, in whole or in part, in a combination of cash and shares of Common Stock (or Reference Property), entirely cash or entirely shares of Common Stock (or Reference Property); provided that if the Company makes the Irrevocable Net Share Settlement Election, upon conversion, Holders will receive Reference Property as follows: (x) cash in an amount equal to the Principal Portion and (y) in lieu of the shares of Common Stock otherwise deliverable for the excess, if any, of the Conversion Obligation above the Principal Portion, Reference Property.
     For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the event of a Merger Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined, based in part upon any form of stockholder election) shall be deemed to be (i) if the Holders of the majority of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article prior to the effective date of such Merger Event.
     (c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 6.09 to be mailed to each Holder, at his address appearing on the register provided for in Section 10.01, or by such other means reasonably acceptable to such Holder, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.

     Section 6.10. Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Base Conversion Rate and the Incremental Share Factor, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.
     Section 6.11. Stockholder Rights Plan.
     To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive, in addition to the Common Stock and in lieu of any adjustment to the Base Conversion Rate and the Incremental Share Factor, the rights under the rights plan, unless prior to any conversion, the rights plan expires or terminates or the rights have separated from the Common Stock, in which case, and only in such case, the Base Conversion Rate and the Incremental Share Factor will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 6.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the rights described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Base Conversion Rate and the Incremental Share Factor.

     Section 6.12. Right to Set-off Withholding Taxes.
     The Company may, at its option, set-off withholding taxes due with respect to Securities as a result of an adjustment to the Base Conversion Rate and the Incremental Share Factor against payments of cash and shares of Common Stock on the Securities.
ARTICLE 7
Remedies
     Section 7.01. Events of Default.
     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in any payment of interest upon any Security when due and payable, and the default continues (x) for any Interest Payment Date through [•] 2011, for a period of ten Business Days, or (y) for any Interest Payment Date thereafter, for a period of 30 days; or
     (b) default in the payment of principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise; or
     (c) failure by the Company to comply with its obligation to convert the Securities into cash and/or shares of Common Stock and, if applicable, Reference Property (as defined in Section 6.09(b) of this Indenture) upon exercise of a Holder’s conversion right, which default continues for five days; or
     (d) failure by the Company to comply with its obligations under Article 8; or
     (e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 5.01 for a period of ten days after any such notice becomes due; or
     (f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture; or
     (g) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $20,000,000 in the aggregate of the Company and/or any Subsidiary of the Company,

whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise; or
     (h) failure by the Company or any of its Subsidiaries, within 30 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $20,000,000, which are not stayed on appeal; or
     (i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days; or
     (k) the Pledge and Escrow Agreement ceases to be in full force and effect, or enforceable, prior to its expiration in accordance with its terms, and such default continues for a period of five days.
     Section 7.02. Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee at the request of the Holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued and unpaid interest shall become immediately due and payable. However, upon an Event of Default arising out of Section 7.01(i) or Section 7.01(j) with respect to the Company, the aggregate principal amount of all the Securities, plus accrued and unpaid interest to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.
     (b) Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders with respect to an Event of Default for the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 10.04 (any such Event of Default, a “Reporting Default”) shall for the first 90 days (the “First Extension Period”) after the date (the “Reporting Default Date”) on which such reporting default occurs consist exclusively of the right (the “First Extension Right”) to receive an extension fee on the Securities equal to 0.25% of the aggregate principal amount of the Securities (the “First Extension Fee,” and together with the Second Extension Fee, if any, the “Extension Fee”). If the Company exercises the First Extension Right, the First Extension Fee shall be payable on all Securities Outstanding one Business Day prior to the time of payment of the First Extension Fee, as specified in Section 7.02(d). On the 91st day after the Reporting Default Date (if such Reporting Default is not cured or waived prior to such 91st day), the Securities shall be subject to acceleration as provided in Section 7.02(a) unless the Company has exercised the Second Extension Right in accordance with the provisions described in Section 7.02(d). If the Company does not elect to pay the First Extension Fee upon such Reporting Default, the Securities shall be subject to acceleration as provided in Section 7.02(a).
     (c) In addition, if the Company so elects, the sole remedy of Holders with respect to a Reporting Default that continues beyond the First Extension Period shall for the period from the 91st day after the Reporting Default Date until the 180th day after the Reporting Default Date (the “Second Extension Period”) consist exclusively of the right (the “Second Extension Right”) to receive an extension fee on the Securities equal to 0.25% of the aggregate principal amount of the Securities (the “Second Extension Fee”). If the Company exercises the Second Extension Right, the Second Extension Fee shall be payable on all Securities Outstanding one Business Day prior to the time of payment of the Second Extension Fee, as specified in Section 7.02(d). On the 181st day after the Reporting Default Date (if such Reporting Default is not cured or waived prior to such 181st day), the Securities shall be subject to acceleration as provided in Section 7.02(a). If the Company elects to exercise the First Extension Right but the Company does not pay the Second Extension Fee on or prior to the 91st day after the Reporting Default Date, the Securities shall be subject to acceleration as provided in Section 7.02(a).
     (d) In order to exercise the First Extension Right or Second Extension Right and elect to pay the applicable Extension Fee as the sole remedy during the First Extension Period or Second Extension Period, as the case may be, the Company must (i) notify, by a certificate, all Holders and the Trustee and Paying Agent of such election prior to the

Close of Business on (x) for the First Extension Right, the first Business Day following the Reporting Default Date, or (y) for the Second Extension Right, the second Business Day prior to the last day of the First Extension Period, and (ii) pay the applicable Extension Fee on or before the Close of Business on (x) for the First Extension Right, the Reporting Default Date, or (y) for the Second Extension Right, the second Business Day prior to the last day of the First Extension Period. If the Company fails to give such timely notice or pay the First Extension Fee or the Second Extension Fee, as the case may be, as described above, the Securities shall be immediately subject to acceleration as provided in Section 7.02(a). Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable.
     (e) Notwithstanding subsections (b), (c) and (d) of this Section 7.02, if an Event of Default occurs under any series of the Company’s debt securities (other than the Securities) issued subsequent to the Issue Date of the Initial Securities resulting from the Company’s failure to comply with obligations similar to those contained in Section 10.04 or the requirements of Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in subsections (b), (c) and (d) of this Section 7.02 and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in Section 7.02(a).
     (f) This Section 7.02, however, is subject to the conditions that if, at any time after the principal of and accrued and unpaid interest on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Securities during the period of such Default), and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid interest on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 7.13, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent

Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.
     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if
     (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 7.04. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 7.06. Application of Money Collected.
     Subject to Article 6, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 9.07;
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
     THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.
     Section 7.07. Limitation on Suits.
     Subject to Section 7.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% of the aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any losses, liabilities and expenses to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders) or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 7.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article 6 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 7.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 7.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
     Section 7.12. Control by Holders.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.
     Section 7.13. Waiver of Past Defaults.
     Subject to the conditions of Section 7.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) any past Default hereunder and its consequences, except a Default
     (a) in the payment of the principal of or interest on any Security that remains uncured, or

     (b) in respect of the failure to deliver the amounts due upon conversion of a Security in accordance with Section 6.01 hereunder, or
     (c) in respect of a covenant or provision hereof which under Article 12 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 7.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.
     Section 7.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 8
Consolidation, Merger, Conveyance, Transfer Or Lease
     Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

     (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (i) shall be an entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) such Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all obligations of the Company under the Securities and this Indenture, and, to the extent that the Company has ongoing obligations pursuant to the Pledge and Escrow Agreement, the Pledge and Escrow Agreement;
     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all the properties or assets of such predecessor Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and the under the Securities, except in the case of a lease of all or substantially all the properties or assets of the Company.
ARTICLE 9
The Trustee
     Section 9.01. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to Section 9.03.
     In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee, however, may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) that the Trustee determines is unduly prejudicial to the rights of any other Holder or (iii) that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 9.02. Notice of Defaults.
     The Trustee shall give the Holders notice of any Default known to the Trustee that has occurred and is continuing hereunder within 90 days after such Default has occurred. Except in the case of the Default in the payment of principal of or interest on any Security or conversion Default, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any Default actually known to it as and to the extent provided by the Trust Indenture Act.
     Section 9.03. Certain Rights of Trustee.
     Subject to the provisions of Section 9.01:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, other than any such loss or damage caused by the Trustee’s gross negligence, willful misconduct or bad faith;
     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 9.04. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 9.05. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 9.08 and Section 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
     Section 9.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 9.07. Compensation and Reimbursement.
     The Company agrees
     (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct.
     Subject to the terms of the Pledge and Escrow Agreement, the Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(i) or Section 7.01(j), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture.
     Section 9.08. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 9.09. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or, in the case of a subsidiary of a bank holding company, its holding company parent shall have) a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 9.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
     (ii) the Trustee shall cease to be eligible under Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 7.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 9.10, the Company’s obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 9.11. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 9.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 9.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 9.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such

Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:

as Authenticating Agent

By:

Name:
Title: Authorized Signatory

ARTICLE 10
Holders’ Lists And Reports By Trustee And Company
     Section 10.01. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
     Section 10.02. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 10.03. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the Issue Date of the Initial Securities under this Indenture deliver to Holders a brief report, dated as of such May 15 which complies with the provisions of such Section 313(a).
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the SEC and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.
     Section 10.04. Reports by Company and Opinions.
     (a) The Company shall file with the SEC information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and shall file with the Trustee within 15 days after the same is so required to be filed with the SEC and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a); provided that any such information, documents or reports filed or furnished with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR; provided, however, that the Trustee shall have no responsibility to determine whether such filing has occurred.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).
     (b) The Company will furnish to the Trustee the opinions required by Trust Indenture Act Section 314(b). To the extent applicable, the Company will furnish to the Trustee the annual opinion required by Trust Indenture Act Section 314(b)(2) beginning [●], 2009.
     (c) To the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Pledge and Escrow Agreement, to be complied with.

ARTICLE 11
Discharge
     Section 11.01. Discharge on Liability of Securities.
     When either (a) the Company shall deliver to the Trustee for cancellation all Securities then Outstanding not theretofore delivered to the Trustee for cancellation or (b) all the Securities then Outstanding not theretofore delivered to the Registrar for cancellation shall have (1) been deposited for conversion and the Company shall have delivered to the Holders cash, shares of Common Stock, or a combination of cash and shares of Common Stock sufficient to pay all amounts owing in respect of all such Securities or (2) become due and payable on the Maturity Date, Fundamental Change Repurchase Date or otherwise, and the Company shall have deposited with the Trustee cash sufficient to pay all amounts owing in respect of all such Securities, and if in either case of clauses (a) or (b), no Event of Default set forth in Section 7.01(i) or Section 7.01(j) hereof or event (including resulting from such deposit) that, with lapse of time or notice or both, would become an Event of Default set forth in Section 7.01(i) or Section 7.01(j) hereof with respect to the Securities shall have occurred and be continuing, and the Company shall also have paid or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (x) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (y) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including Interest with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (z) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities)
     The Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 11.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; provided, however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

     Section 11.02. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Securities shall be revived and reinstated as though no discharge of liability on the Securities had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of the principal amount of or interest on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
     Section 11.03. Officer’s Certificate; Opinion of Counsel.
     Upon any application or demand by the Company to the Trustee to take any action under Section 11.01, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
ARTICLE 12
Amendment, Supplement or Waiver
     Section 12.01. Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities, for any of the following purposes:
     (a) to cure any ambiguity or correct any omission, manifest error, defect or inconsistency, so long as such action will not adversely affect the rights of the Holders in any material respect;
     (b) to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture;
     (c) to add guarantees with respect to the Securities;
     (d) to provide for a successor Trustee, Conversion Agent, Paying Agent or Security Registrar in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;
     (e) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder of the Outstanding Securities;
     (f) to increase the Base Conversion Rate or the Incremental Share Factor;

     (g) to secure the Securities;
     (h) to add to the Company’s covenants or events of default for the benefit of the Holders or to surrender any right or power conferred upon the Company;
     (i) to provide for the conversion of Securities in accordance with the terms of this Indenture;
     (j) to make any change that does not adversely affect the rights of any Holder in any material respect;
     (k) to conform the terms of this Indenture or the Securities to the “Description of the Notes” section of the Company’s final prospectus dated [ ● ], 2008 relating to the offering of the Securities, so long as such action will not adversely affect the interests of the Holders of Securities; or
     (l) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.
     Section 12.02. With Consent of Holders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities, or of modifying in any manner the rights of the Holders under this Indenture or the Securities, and the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities by written notice to the Trustee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) may waive compliance by the Company with any provision of this Indenture or the Securities; provided, however, that no supplemental indenture, amendment or waiver (including a waiver pursuant to Section 7.13) shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (a) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, amendment or waiver; or
     (b) reduce the rate, or change the stated time for payment, of interest on any Security or reduce the amount, or extend the stated time for payment, of the Extension Fee; or

     (c) reduce the principal, or change the Stated Maturity, of any Security; or
     (d) make any change that adversely affects the right to convert any Security as provided in Article 6; or
     (e) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to any Holder the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in this Indenture (including the covenants or definitions contained herein); or
     (f) change the place or currency of payment of principal or interest or the Extension Fee in respect of any Security; or
     (g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (h) adversely affect the ranking of the Securities as the Company’s senior unsecured indebtedness; or
     (i) make any change in the provisions of this Section, Section 7.13 or Section 4.08 that cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or make any change in the waiver provisions in Section 7.02 or Section 7.13.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 12.03. Execution of Supplemental Indentures, Amendments or Waivers.
     In executing, or accepting the additional trusts created by, any supplemental indenture, amendment or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture, amendment or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, amendment or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Section 12.04. Effect of Supplemental Indentures, Amendments or Waivers; Notices.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 12.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any Security that evidences all or any part of the same debt as the consenting Holder’s Security.
     After an amendment, supplement or waiver under this Article 12 becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures, amendments or waivers to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
     Section 12.05. Conformity with Trust Indenture Act.
     Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 12.06. Reference in Securities to Supplemental Indentures, Amendments or Waivers; Notices.
     Securities authenticated and delivered after the execution of any supplemental indenture, amendment or waiver pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, amendment or waiver. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture, amendment or waiver may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
[The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CVR ENERGY, INC.
By:
Name:
Title:

[Signature Page to the Indenture — Trustee Signature Follows]

WELLS FARGO BANK, N.A., As Trustee
By:
Name:
Title:

[Signature Page to the Indenture]

Schedule A

Make-Whole Reference Date
Stock Price	2008	2009	2010	2011	2012	2013
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